UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 20, 2011

ALPHA WASTEWATER, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51906	77-0458478
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

Suite 1500 – 701 West Georgia Street
Vancouver, British Columbia, Canada	V7Y 1C6
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (604) 601-8503

Silicon South, Inc.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[  ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.03

AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

Effective as of December 20, 2011,  FINRA (the Financial Industry Regulatory Authority) approved the Company’s request to change its name to Alpha Wastewater, Inc., and approved a change in the trading symbol for the Company’s shares to “AWWI.”

As previously reported in a Current Report on Form 8-K dated September 9, 2011, and filed with the SEC on September 13, 2011, the Company’s Articles of Incorporation filed with the state of Nevada were amended on August 15, 2011 to change its name from “Silicon South, Inc.” to “Alpha Wastewater, Inc.”  Effective as of September 1, 2011, the Company also registered its name change with the Province of British Columbia.

The Certificate of Amendment filed with the state of Nevada on August 15, 2011, also increased our authorized capital from 50,000,000 to 150,000,000 shares of common stock with the par value unchanged at $0.001.

The Certificate of Amendment issued by the State of Nevada and the Certificate of Name Change for Extraprovincial Company issued by the Province of British Columbia were filed as Exhibit 3.3 to the Company’s current report on Form 8-K dated September 9, 2011, and are incorporated herein by reference.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.

 Description

3.3

Certificate of Amendment to Articles of Incorporation and Certificate of Name Change for Extraprovincial Company (incorporated by reference from Current Report on Form 8-K dated September 9, 2011).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 20, 2011

Silicon South, Inc.

/s/ “Brian Hauff”

Brian L. Hauff

President and Director

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